Exhibit 10.48

JOINT MARKETING AGREEMENT

        This JOINT MARKETING AGREEMENT, dated as of March 28, 2005, is by and between SONY ELECTRONICS INC., with offices at 1 Sony Drive, Park Ridge, New Jersey 07656-8003 (“Sony”), and GLOWPOINT, INC., with an office at 225 Long Avenue, Hillside, New Jersey 07205 (“Glowpoint”).

WITNESSETH:

        WHEREAS, Glowpoint and Sony have entered into a Sales Agent Agreement dated the date hereof (the “Sales Agent Agreement”) pursuant to which Sony has agreed to market and sell certain customized services (the “Services”) of Glowpoint; and,

        WHEREAS, Glowpoint and Sony desire to engage in certain joint marketing activities and other joint initiatives with respect to the Services in accordance with the terms of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and premises hereinabove and hereinafter set forth, the parties hereby agree as follows:

1. Coordination.

        In order to coordinate the joint marketing efforts contemplated by this Agreement, Sony and Glowpoint shall schedule periodic marketing and planning sessions. Such sessions will be held at least quarterly and will include representatives from the videoconferencing related marketing teams of Sony and Glowpoint. Sony and Glowpoint will jointly determine a quarterly budget relating to all such joint marketing efforts, subject in each case to approval by David Trachtenberg of GlowPoint and Michael McCausland of Sony.

2. Term.

        The term of this Agreement shall commence on the date first above written hereof and, unless terminated earlier as provided herein, continue for a period of one (1) year.

3. Events and Conferences.

        Sony shall demonstrate the customized Services at various events and conferences, and will offer Glowpoint the opportunity to participate as a co-exhibitor in such events and conferences. If Sony and Glowpoint are co-exhibitors at an event or conference where the customized Services are being demonstrated, Sony and Glowpoint will share equally the cost of the Glowpoint circuit and connectivity for the event. If Glowpoint is not participating in the event, Glowpoint will provide the Glowpoint circuit and custom connectivity to Sony at a discount off of Glowpoint’s retail rate. Glowpoint will participate with Sony as a co-exhibitor at the NAB conference in Las Vegas from April 16 to April 21, 2005 and the BEA educational extension of NAB, and at InfoComm in Las Vegas in June 2005.

4. Trademarks, Logos, etc.

        A. Sony shall grant Glowpoint permission to use certain Sony designated trademarks, insignia and symbols (the “Sony Marks”) in connection with the Services to create and market the customized version of Glowpoint’s IP videoconferencing services as contemplated by the Development Agreement between the parties dated the date hereof (the “Development Agreement”), provided that such use conforms to this Agreement and Sony’s standards and guidelines, as may be revised from time to time by Sony giving Glowpoint notice thereof; provided, further that Sony reserves the right to withdraw this grant with respect to any or all of the Sony Marks immediately upon giving Glowpoint notice thereof in the event that Sony discontinues the use of any such Sony Marks to identify the Services. Glowpoint shall not do business under any of the Sony Marks or derivatives or variations thereof. The Sony Marks may only be used by Glowpoint to advertise and promote the Services or as otherwise agreed to in writing by Sony, and may not be used to identify and/or distinguish Glowpoint.

        B. Glowpoint will submit all Glowpoint-initiated advertisements or promotions, including without limitation, any materials appearing on websites, using the Sony Marks or any reference thereto that have not been provided by Sony in writing for such purpose to Sony for prepublication review and written approval by Sony with respect to, but not limited to, context, style, appearance, composition, timing and media (i.e., form of transmission). At all times, Glowpoint will strictly adhere to the trademark usage guidelines provided by Sony. Glowpoint may not use, include or refer to any Sony Mark or any name of Sony or its affiliated companies or any abbreviation, contraction or simulation thereof in any unsolicited email or facsimile.

        C. Glowpoint will not alter or remove any of the Sony Marks applied to the Services without the prior written approval of Sony. Nothing in this Agreement will create in Glowpoint any rights in the Sony Marks.

        D. Glowpoint shall grant Sony permission to use certain Glowpoint designated trademarks, insignia and symbols set forth in Exhibit A (the “Glowpoint Marks”) in connection with the Services to market and communicate the customized version of Glowpoint’s IP videoconferencing services as contemplated by the Development Agreement, provided that such use conforms to this Agreement and Glowpoint’s standards and guidelines, as may be revised from time to time by Glowpoint giving Sony notice thereof; provided, further that Glowpoint reserves the right to withdraw this grant with respect to any or all of the Glowpoint Marks immediately upon giving Sony notice thereof in the event that Glowpoint discontinues the use of any such Glowpoint Marks to identify the Services. Sony shall not do business under any of the Glowpoint Marks or derivatives or variations thereof. The Glowpoint Marks may only be used by Sony to advertise and promote the Services or as otherwise agreed to in writing by Glowpoint, and may not be used to identify and/or distinguish Sony.

        E. Sony will submit all Sony-initiated advertisements or promotions, including, without limitation, any materials appearing on websites, using the Glowpoint Marks or any reference thereto that have not been provided by Glowpoint in writing for such purpose to Glowpoint for prepublication review and written approval by Glowpoint with respect to, but not limited to, context, style, appearance, composition, timing and media (i.e., form of transmission). At all times, Sony will strictly adhere to the trademark usage guidelines provided by Glowpoint. Sony may not use, include or refer to any Glowpoint Mark or any name of Glowpoint or its affiliated companies or any abbreviation, contraction or simulation thereof in any unsolicited email or facsimile.

        F. Sony will not alter or remove any of the Glowpoint Marks applied to the Services without the prior written approval of Glowpoint. Nothing in this Agreement will create in Sony any rights in the Glowpoint Marks.

        G. Sony will not use any advertising that uses the Glowpoint Marks including, without limitation, any materials appearing on websites, which shows and identifies items marketed by Sony for non-Glowpoint companies, unless such items are clearly separated from and not associated with the Glowpoint Marks. Sony will not use the Glowpoint Marks in any way to imply Glowpoint’s endorsement of non-Glowpoint products and/or services.

5. Marketing Materials and Related Activities.

        A. Glowpoint shall make available to Sony, for purposes of marketing the Services, electronic versions of customer contracts, order forms, promotional materials, sales literature and sales aids. Glowpoint will also make available to Sony customer communications materials, in electronic format, for branding and delivery to customers. Sony will not alter, amend or otherwise revise the materials referred to in this Paragraph 5A without prior written approval by Glowpoint.

        B. Glowpoint shall provide and maintain its PartnerPoint website at www.glowpoint.com/partnerpoint, or other Sony specific content location communicated to Sony by Glowpoint, for Sony to access for sales, marketing and technical information with respect to the marketing of the Services.

        C. Sony shall make those Sony locations where it has established a demonstration room for its videoconferencing products that are actually running the Services available to Glowpoint for purposes of allowing Glowpoint to demonstrate the Services to potential customers.

        D. Sony and Glowpoint shall endeavor to come up with an appropriate co-brand for the Services. Until Sony and Glowpoint have reached agreement on the appropriate brand for the Services, the parties may refer to the Services as “Sony powered by GlowPoint.

        E. Upon the expiration or termination of this Agreement, Glowpoint shall cease providing and supporting the Services and shall transition the customers that have subscribed for the Services to a Glowpoint-branded solution.

6. Executive TL-50 Program.

        A. Glowpoint shall support Sony in providing the customized Services for Sony’s planned Executive TL-50 external seeding program at no more than 63 sites (unless mutually agreed to by the parties) in which Sony’s resellers, system integrators and corporate customers will participate. The following considerations will apply to the program:

•	Potential new Glowpoint customers only; Glowpoint will have the ability to participate in selection

•	Qualifies for SDSL/512k Unlimited Plan

•	Six (6) months free subscription service

•	Ability to “convert” to subscription plan after the demonstration period, prior to the end of month six, or disconnect

•	No installation charge; early termination charge if disconnect prior to six (6) months

•	Includes Video Mailbox during the demonstration period

•	All non-subscription charges, i.e. international gateway, billed directly to customer at Glowpoint’s retail rates

•	Participants agree to:

•	First call/training

•	Welcome call from Glowpoint CEO

•	Provide feedback online or through video focus groups

•	Potential to participate in video interviews with Forbes.com

•	Standard Glowpoint installation only; any custom or requested inside wiring shall be at expense of customer

•	Glowpoint is not responsible for the installation or customer support of Sony’s hardware, i.e. the TL-50

•	Glowpoint shall provide the terms of the demonstration agreement relating to the TL-50

Glowpoint agrees to warehouse and ship the Sony TL-50 units as directed by Sony. Title to the TL-50 units and risk of loss with respect to such units shall at all times, as between Sony and Glowpoint, remain with Sony. Sony shall be responsible for the payment or reimbursement to Glowpoint of all shipping charges with respect to the TL-50 units.

        B. If Sony determines in its sole discretion to equip its senior executive officers with TL-50 videoconferencing systems running any of the customized Services, the customized Services shall be provided by Glowpoint to such senior executive officers at the non-retail rates set forth in Appendix 2 to the Sales Agent Agreement. The monthly subscription rate will be determined by the provisioning solution agreed to by the parties.

7. Mutual Covenant as to Advertisements.

        Glowpoint and Sony acknowledge that their joint marketing efforts contemplated by this Agreement shall at all times comply with all applicable laws, rules and regulations and will not contain any material which is obscene, threatening, fraudulent, harassing, libelous, infringing of third party intellectual property rights, otherwise illegal or, in the reasonable judgement of the party required to display the advertisement, offensive.

8. Intellectual Property Rights.

        Each party acknowledges that nothing contained in this Agreement transfers to the other party any right, title or proprietary interest (including without limitation any intellectual property rights), in any part of the marketing efforts contemplated by this Agreement or any proprietary information (including without limitation any trademarks, service marks, trade names, or logos, trade secrets, knowhow, inventions, patents (including any applications, extensions, continuations, renewals and re-issues thereof), copyrights, designs and industrial designs).

9. Confidentiality.

        Any disclosures of information by one party to the other party under this Agreement or pursuant to the transactions contemplated hereby shall be governed by the Confidentiality and Non-Disclosure Agreement between the parties dated January 25, 2005 (the “Confidentiality Agreement”). The terms of the Confidentiality Agreement will apply hereto and the transactions contemplated hereby for a period of two (2) years following the termination or expiration hereof.

10. LIMITATION OF LIABILITY.

        EXCEPT FOR (I) PAYMENT OF FEES OR CHARGES ARISING UNDER THIS AGREEMENT, AND (II) LIABILITY FOR GROSS NEGLIGENCE OR WILFUL MISCONDUCT RESULTING IN DEATH, PERSONAL INJURY OR PROPERTY DAMAGE, EACH PARTY’S ENTIRE LIABILITY FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, SHALL BE LIMITED TO DIRECT, PROVEN DAMAGES IN AN AMOUNT NOT TO EXCEED THE AGGREGATE AMOUNT OF ANY COMMISSIONS TO WHICH SONY IS ENTITLED UNDER THE SALES AGENT AGREEMENT.

        NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTIAL, CONSEQUENTAL, OR ANY OTHER INDIRECT LOSS OR DAMAGE, INCLUDING LOST PROFITS OR LOST REVENUES, ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING

THEREFROM, OR THE USE OR PERFORMANCE OF ANY SERVICE, WHETHER IN AN ACTION FOR OR ARISING OUT OF ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

11. Miscellaneous.

                 (a) This Agreement may not be transferred or assigned by either party, whether voluntarily or by operation of law, without the prior written consent of the other, which consent may be withheld in such party’s sole discretion. This Agreement shall inure to the benefit of and be binding upon all permitted successors and assigns.

                 (b) This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of, the State of New York without regard to conflicts of laws provisions thereof. Any waivers or amendments of the terms and conditions hereof will be effective only if made in writing. The parties will attempt in good faith to resolve any controversy or claim arising out of or related to this Agreement promptly by negotiations between senior executives of the parties who have authority to settle the controversy (but who do not have direct responsibility for the administration hereof). The disputing party will give the other party written notice of the dispute. Within twenty (20) days after receipt of such notice, the receiving party shall submit to the other a written response. Such disputing party notice and such receiving party response will include: (i) a statement of its position and a summary of the evidence and arguments supporting its position; and, (ii) the name and title of the executive who will represent it in the negotiations. Such executives will meet at a mutually acceptable time and place within thirty (30) days of the date of the disputing party’s notice and thereafter as often as they reasonably deem necessary to exchange information and to attempt to resolve the dispute. If the dispute has not been resolved within sixty (60) days of the disputing party’s notice, or if either party will not meet within thirty (30) days, either party may initiate mediation of the dispute in accordance with the Center for Public Resources’ model procedure for mediation of business disputes. If the dispute is not resolved pursuant to such mediation procedure within sixty (60) days of the initiation thereof, or if either party will not participate in such mediation, then either party may initiate litigation by giving thirty (30) days prior notice to the other party. Notwithstanding the foregoing, either party may initiate litigation immediately with respect to any matter arising out of or in connection with the terms and conditions of this Agreement for which equitable relief is sought. All dates specified in this Section may be extended by the mutual written agreement of the parties. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR SUIT ARISING UNDER THIS AGREEMENT OR OTHERWISE ARISING FROM THE RELATIONSHIP BETWEEN THE PARTIES HEREUNDER.

                 (c) This Agreement may be executed in counterparts, each of which shall constitute an original and both of which together shall be deemed to be one and the same instrument.

                 (d) All notices and other communications required or permitted to be given under this Agreement shall be in writing and will be delivered personally, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by reputable overnight courier service, or by telex, telecopy or other form of rapid transmission, confirmed by mailing as described above, addressed as follows:

If to Sony:	Sony Electronics Inc. 1 Sony Drive Park Ridge, NJ 07656 Attention: Vice President, Conferencing Solutions Facsimile #: (408) 955-5173
With a copy to:	Sony Electronics Inc. 16530 Via Esprillo, MZ 7300 San Diego, CA 92127 Attention: General Counsel, Law Department Facsimile #: (858) 942-7597
If to Provider:	Glowpoint, Inc. 225 Long Avenue Hillside, NJ 07205 Attention: Sherry Harmon Facsimile #: (973) 923-3352

Any notice so addressed and delivered personally will be deemed given upon receipt. Any notice so addressed and mailed will be deemed given upon deposit in the United States mails, or if sent by overnight courier service, on the next business day, or if sent by rapid transmission followed promptly by mailing, upon receipt of such transmission. Either party may change its address by giving the other notice thereof in the manner provided in this Paragraph.

        (e) This Agreement, the Confidentiality Agreement, the Sales Agent Agreement and the Development Agreement supersede all prior oral or written understandings between the parties (including, without limitation, any prior agreement related to any of the Services) and constitute the entire agreement between them concerning the subject matter of this Agreement and shall not be contradicted, explained or supplemented by any course of dealing between the parties or any of their affiliates. There are no understandings or representations, express or implied, not expressly set forth in this Agreement, the Development Agreement, the Sales Agent Agreement and the Confidentiality Agreement. This Agreement may not be modified or amended except by a writing signed by the parties. If there is a conflict between any term or condition of this Agreement and any term or condition of any Appendix hereto, then the term or condition in the Appendix will take precedence with respect to the subject matter of the Appendix and the term or condition in the Agreement will take precedence with respect to all other matters.

        (f) If any paragraph, or clause thereof, of these terms and conditions shall be held to be invalid or unenforceable in any jurisdiction in which these terms and conditions apply, then for such jurisdiction the meaning of such paragraph or clause shall be construed so as to render it enforceable to the extent feasible; and if no feasible interpretation would save such paragraph or clause, it shall be severed from these terms and conditions and the remainder shall remain in full force and effect, unless leaving the remainder in full force and effect would make the Agreement unjust.

        (g) The Section headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

        (h) No course of dealing, course of performance or failure of either party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of any term, right or condition.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

GLOWPOINT, INC. By: /s/ David C. Trachtenberg Name: David C. Trachtenberg Title: CEO and President Date: March 28, 2005	SONY ELECTRONICS INC: By: /s/ Michael McCausland Name: Michael McCausland Title: GM Visual Communications Date: March 30, 2005